                                                                     EXHIBIT 4.3
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                                WARRANT AGREEMENT

                                     BETWEEN

                        STERLING CHEMICALS HOLDINGS, INC.

                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                                AS WARRANT AGENT






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                          DATED AS OF DECEMBER 15, 1998


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                                TABLE OF CONTENTS

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                                                                                                            Page
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
ARTICLE I - DEFINITIONS AND INTERPRETATION..................................................................   1

       Section 1.01       Certain Defined Terms.............................................................   1
       Section 1.02       Interpretation....................................................................   5

ARTICLE II - ORIGINAL ISSUE OF WARRANTS.....................................................................   6

       Section 2.01       Form of Warrant Certificates......................................................   6
       Section 2.02       Legends...........................................................................   6
       Section 2.03       Execution, Issuance and Delivery of Warrant Certificates..........................   7
       Section 2.04       Registration, Transfer and Exchange of Warrant Certificates.......................   7
       Section 2.05       Surrender and Cancellation of Warrant Certificates................................   8

ARTICLE III - EXERCISE PRICE; EXERCISE OF WARRANTS..........................................................   8

       Section 3.01       Exercise Price....................................................................   8
       Section 3.02       Exercise; Restrictions on Exercise................................................   8
       Section 3.03       Method of Exercise; Payment of Exercise Price.....................................   9

ARTICLE IV - ADJUSTMENTS....................................................................................  10

       Section 4.01       Adjustments.......................................................................  10
       Section 4.02       Notice of Adjustment..............................................................  16
       Section 4.03       Statements on Warrants............................................................  16
       Section 4.04       Notice of Consolidation, Merger or Sale of
                               Substantially All Assets, Etc................................................  16
       Section 4.05       Fractional Interests..............................................................  17
       Section 4.06       Concerning All Adjustments........................................................  17

ARTICLE V - LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT CERTIFICATES..................................  17

ARTICLE VI - AUTHORIZATION AND RESERVATION OF COMMON STOCK;
                                   PURCHASE OF WARRANTS.....................................................  18

       Section 6.01       Reservation of Authorized Common Stock............................................  18
       Section 6.02       Purchase of Warrant by Holdings...................................................  18

ARTICLE VII - WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.......................................................  19


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
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
ARTICLE VIII - THE WARRANT AGENT............................................................................  19

       Section 8.01       Appointment and Acceptance of Agency..............................................  19
       Section 8.02       Correctness of Statements; Distribution of Warrants...............................  19
       Section 8.03       Use of Agents.....................................................................  19
       Section 8.04       Proof of Actions Taken............................................................  19
       Section 8.05       Compensation; Indemnity...........................................................  20
       Section 8.06       Legal Proceedings.................................................................  20
       Section 8.07       Other Transactions Involving Holdings.............................................  20
       Section 8.08       Actions as Agent..................................................................  20
       Section 8.09       Liability of Warrant Agent........................................................  21
       Section 8.10       Validity of Agreement.............................................................  21
       Section 8.11       Acceptance of Instructions........................................................  21
       Section 8.12       Right to Consult and Rely Upon Counsel............................................  22
       Section 8.13       Change of Warrant Agent...........................................................  22
       Section 8.14       Successor Warrant Agent...........................................................  23
       Section 8.15       Other.............................................................................  23

ARTICLE IX - MISCELLANEOUS..................................................................................  23

       Section 9.01       Money Deposited with the Warrant Agent............................................  23
       Section 9.02       Payment of Taxes..................................................................  23
       Section 9.03       Merger, Consolidation or Sale of Assets of Holdings...............................  24
       Section 9.04       Reports to Holders................................................................  24
       Section 9.05       Notices...........................................................................  24
       Section 9.06       Governing Law.....................................................................  25
       Section 9.07       Binding Effect....................................................................  25
       Section 9.08       Counterparts......................................................................  25
       Section 9.09       Amendments........................................................................  25
       Section 9.10       Common Stock Legend...............................................................  26
       Section 9.11       Third Party Beneficiaries.........................................................  27


       Exhibit A     -    Form of Warrant Certificate




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                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT dated as of December 15, 1998 (this "Agreement") is by and between STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation ("Holdings"), and HARRIS TRUST AND SAVINGS BANK, as warrant agent (in such capacity, the "Warrant Agent").

                             PRELIMINARY STATEMENTS

   A. Concurrently with the execution hereof, Holdings is entering into a Standby Purchase Agreement (collectively, the "Purchase Agreements") with each of Gordon A. Cain, William A. McMinn, James Crane, Frank P. Diassi, Frank J. Hevrdejs and Koch Capital Services, Inc. (collectively, the "Purchasers").

   B. Pursuant to the terms of, and subject to the conditions contained in, the Purchase Agreements, Holdings has agreed to issue to the Purchasers warrants (each, a "Warrant") entitling the holders thereof to purchase shares of the common stock, par value $.01 per share, of Holdings at a price of $6.00 per share.

   C. Holdings wishes the Warrant Agent to act on its behalf, and the Warrant Agent is willing to act on behalf of Holdings, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

   D. Holdings desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations of Holdings, the Warrant Agent and the registered holders of the Warrants (the "Holders").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings and the Warrant Agent, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                         Definitions and Interpretation

         Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether though the ownership of voting securities, by contract or otherwise.

         "Business Day" means any day which is not a Saturday, a Sunday, or any other day on which banking institutions are authorized or required to be closed in the State of New York or Illinois or the state in which the principal corporate trust office of the Warrant Agent is located.

         "Closing Date" means December 15, 1998 or such other date as the Purchasers and Holdings may agree.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, par value $0.01 per share, of Holdings, including any other capital stock into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock for reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

         "Current Market Value" means, with respect to any security (including Common Stock), as of a specified date (the "date of calculation"):

                  (i) if such security is not registered under the Exchange Act, the value of such security (A) as determined in good faith by the Board of Directors of Holdings based upon the most recently completed arm's-length transaction with respect to such security between Holdings and a Person other than an Affiliate of Holdings, the closing of which shall have occurred within the six months preceding the date of calculation, (B) if no such transaction shall have occurred within such six-month period, as most recently determined as of a date within the six months preceding the date of calculation by an Independent Financial Expert selected by Holdings, or (C) if no such determination shall have been made within such six-month period or if Holdings so chooses, as determined as of the date of calculation by an Independent Financial Expert selected by Holdings; or

                  (ii) if such security is registered under the Exchange Act, the average of the daily market prices of such security for the 20 consecutive trading days immediately preceding the date of calculation or, if such security has been registered under the Securities Act for less than 20 consecutive trading days before the date of calculation, then the average of the daily market prices for all of the trading days before the date of calculation for which daily market prices are available; provided, however, that if the market price cannot be calculated (as provided below), the Current Market Value of



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         such security shall be determined as if such security were not registered under the Exchange Act.

For purposes of this Agreement, the term "market price" means, with respect to any security for any trading day, (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, as determined by the Board of Directors of Holdings, in good faith, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Holdings, or (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sales price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by Holdings, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exercise Price" has the meaning specified in Section 3.01.

         "Expiration Date" means, with respect to any Warrant, the fifth anniversary of its Issue Date.

         "Governmental Authority" means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

         "Holders" has the meaning specified in the Preliminary Statements of this Agreement.

         "Holdings" has the meaning specified in the opening paragraph of this Agreement.

         "Independent Financial Expert" means a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of Holdings.

         "Issue Date" has the meaning specified in Section 2.03 hereof.

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         "Laws" means (i) all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority and (ii) all Contracts with any Governmental Authority relating to compliance with the matters described in (i) above.

         "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity or enterprise.

         "Purchase Agreements" has the meaning specified in the Preliminary Statements of this Agreement.

         "Purchasers" has the meaning specified in the Preliminary Statements of this Agreement.

         "Registration Statement" refers to the registration statement to be filed under the Securities Act as contemplated by that certain Registration Rights Agreement dated as of August 21, 1996 among Holdings and the Persons named therein.

         "Right" means any right, option, warrant or convertible or exchangeable security containing the right to subscribe for or acquire one or more shares of Common Stock, excluding the Warrants.

         "Securities Act" means the Securities Act of 1933.

         "Spread" means, with respect to any Warrant, the Current Market Value of the Underlying Securities issuable upon exercise of such Warrant (adjusted as provided herein), less the Exercise Price of such Warrant.

         "Underlying Securities" means the shares of Common Stock or other securities or property issuable upon exercise of the Warrants.

         "Value Report" has the meaning specified in Section 4.01(i).

         "Warrant" has the meaning specified in the Preliminary Statements of this Agreement.

         "Warrant Agent" has the meaning specified in the opening paragraph hereof.

         "Warrant Certificates" has the meaning specified in Section 2.01.



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         Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

         (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (b) reference to any gender includes each other gender and the neuter;

         (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

         (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

         (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

         (f) reference to any contract or agreement means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

         (g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

         (h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

         (i) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

         (j) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

         (k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

         (l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

         (m) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and



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         (n) no provision of this Agreement shall be interpreted or construed against any Party solely because that Party or its legal representative drafted such provision.


                                   ARTICLE II

                           Original Issue Of Warrants

         Section 2.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in registered form (the "Warrant Certificates"), substantially in the form attached hereto as Exhibit A, and may have such insertions, letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as may, consistently herewith, be determined to be necessary or appropriate by the officers of Holdings executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates, or as may be required to comply with any applicable Law or with any rule or regulation of any securities exchange or to conform to usage. Each Warrant shall represent the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Execution Price, subject to adjustment pursuant to the provisions of Section 4.01. The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by applicable Law.

         Section 2.02.Legends. Each Warrant shall bear the following legend:

         THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF STERLING CHEMICALS HOLDINGS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



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         Section 2.03. Execution, Issuance, Delivery of Warrant Certificates.
(a) Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent (the "Issue Date"), either upon initial issuance or upon exchange, substitution or transfer and shall be executed on behalf of Holdings by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual or facsimile signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of Holdings whose signature shall have been placed upon any of the Warrant Certificates shall cease to be an officer of Holdings before countersignature by the Warrant Agent and the issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of Holdings.

         (b) Holdings shall instruct the Warrant Agent to countersign, issue and deliver, at the expense of Holdings, Warrant Certificates evidencing Warrants to purchase an aggregate of up to 600,000 shares of Common Stock at the times required by, and in accordance with the terms and conditions of, the Purchase Agreements. The Warrant Agent shall, and is hereby authorized to, countersign, issue and deliver Warrants as and when so instructed by Holdings. In addition, the Warrant Agent is hereby authorized to countersign, issue and deliver Warrant Certificates as required by Section 2.04, Section 3.03 or Article V.

         Section 2.04. Registration, Transfer and Exchange of Warrant Certificates. (a) The Warrant Agent shall maintain books , subject to such reasonable regulations as it may prescribe, for the registration of Warrant Certificates and transfers and exchanges of Warrant Certificates as provided in this Agreement.

         (b) A Holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement and all applicable Laws. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register in accordance with this Agreement. Prior to due presentation for registration of transfer, Holdings, the Warrant Agent and any agent of Holdings may deem and treat the Person in whose name the Warrants are registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone), and neither Holdings nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or in interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amount to bad faith. When Warrants are presented to the Warrant Agent with a request to



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

register the transfer thereof or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met. To permit registrations of transfers and exchanges, Holdings shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but Holdings or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of transfer of Warrants.

      (c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of Holdings, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for registration of transfer or exchange.

      Section 2.05. Surrender and Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to Holdings, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by Holdings and, except as provided in Section
2.04 (in the case of a transfer or exchange), Section 3.03 (in the case of the exercise of less than all the Warrants represented by the surrendered Warrant Certificate) or Article V (in the case of a lost, stolen, destroyed or mutilated Warrant Certificate), no Warrant Certificate shall be issued hereunder in lieu thereof. On request of Holdings, the Warrant Agent shall destroy canceled Warrant Certificates held by it and shall deliver its certificates of destruction to Holdings. The Warrant Agent shall destroy all canceled Warrant Certificates in accordance with its normal procedures.


                                   ARTICLE III

                      Exercise Price; Exercise Of Warrants

        Section 3.01. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement and such Warrant Certificate, to purchase one share of Common Stock (subject to adjustment as provided herein) for each Warrant represented thereby at a purchase price (the "Exercise Price") of $6.00 per share, payable in full at the time of purchase; provided, however, that, at the option of the Holder thereof, payment of the Exercise Price may be satisfied through the delivery and cancellation of additional Warrants having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised. The calculation of the Spread and the number of Warrants deliverable in payment of the Exercise Price shall be verified by Holdings.

            Section 3.02. Exercise; Restrictions on Exercise. (a) Each outstanding Warrant may be exercised on any Business Day which is on or after its Issue Date and on or before the



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

Expiration Date, but only if the Registration Statement is, at the time of exercise, effective and available or the exercise of such Warrants is exempt from the registration requirements of the Securities Act. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Agreement shall automatically terminate at such time. Additionally, pursuant to Section 4.01(g), the Warrants may expire and all rights of the Holders of such Warrants shall terminate in the event Holdings merges or consolidates with or sells all or substantially all of its property and assets to any Person if the consideration payable to the holders of shares of Common Stock in exchange for their shares in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of Holdings.

         (b) Holdings shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date irrespective of whether Holdings provides such notice.

         (c) In the event a Holder exercises its Warrants at a time when the Registration Statement is not effective and available, such Holder must furnish to Holdings such certifications, legal opinions or other information as Holdings may reasonably require to confirm that such exercise is being made pursuant to an exemption from the registration requirements of the Securities Act.

         Section 3.03. Method of Exercise: Payment of Exercise Price. (a) In order to exercise any of the Warrants, the Holder thereof must surrender the Warrant Certificate evidencing such Warrants to the Warrant Agent at its corporate trust office set forth in Section 9.05 (with the Subscription Form set forth in the Warrant Certificate duly executed), together with payment in full of the Exercise Price then in effect for each share of Common Stock as to which a Warrant is exercised and any applicable taxes that Holdings is not required to pay pursuant to this Section 3.03, Sections 2.04(b), 3.03 or 9.02 or Article V. Payment of the Exercise Price may be made by the Holder either (i) by wire transfer or by certified or official bank or bank cashier's check payable to the order of Holdings or (ii) through the delivery for cancellation of additional Warrants having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised. Upon the exercise of any Warrant, the Warrant Agent shall promptly provide written notice of such exercise to Holdings, including notice of the number of shares of Common Stock delivered upon the exercise of such Warrant, and deliver all payments received upon exercise of such Warrant to Holdings in such manner as Holdings shall instruct in writing.

         (b) A Holder may exercise all or any number of whole Warrants represented by a Warrant Certificate. If less than all of the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by Holdings and delivered to the Warrant Agent. Upon receipt of any such Warrant Certificate from




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

Holdings, the Warrant Agent shall (i) countersign such Warrant Certificate, (ii) register such Warrant Certificate in such name or names as may be directed in writing by the Holder and (iii) deliver such Warrant Certificate to the Person or Persons entitled to receive the same.

         (c) Upon the exercise of any Warrant and the surrender of the Warrant Certificate evidencing such Warrant in conformity with the foregoing provisions, the Warrant Agent shall instruct Holdings to (i) transfer promptly to or upon the written order of the Holder of such Warrant Certificate, appropriate evidence of ownership of any shares of Common Stock or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and
(ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same (together with an amount in cash in lieu of any fractional shares as provided in Section 4.05); provided, however, that the Holder of such Warrant shall be responsible for the payment of any transfer taxes or other governmental charges imposed as the result of any change in the ownership of such Warrants or the issuance of such shares of Common Stock or other securities or Warrants other than to the registered owner of such Warrants.

         (d) Upon the exercise of any Warrant, the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Stock (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates (bearing the legend set forth in Section 9.10, if applicable) for the necessary number of shares of Common Stock to which the Holder of such Warrant may be entitled upon such exercise.

         (e) Any Warrant which is exercised hereunder shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender, as provided above, of the Warrant Certificate representing such Warrant, together with payment in full of the Exercise Price and any applicable taxes that Holdings is not required to pay pursuant to this Section 3.03, Sections 2.04(b), 3.03 or 9.02 or Article V, and, for purposes of this Agreement, the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and Holdings, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Warrant Agent shall deliver to such Person, any money, shares of Common Stock or other securities or property to which he would have been entitled had he been a record holder on such date.


                                   ARTICLE IV

                                   Adjustments

         Section 4.01. Adjustments. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In the event that Holdings after the date hereof (i) pays a dividend or makes any other distribution with respect to its shares of Common Stock in shares of any class or series of its capital stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of its shares of Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by
    Section 4.01(g)), then in any such case the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of Holdings which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). An adjustment made pursuant to this Section 4.01(a) shall become effective retroactively immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be.

         (b) Rights; Options; Warrants; Convertible or Exchangeable Securities. In the event that Holdings after the date hereof issues any Rights (other than a convertible or exchangeable security subject to Section 4.01(a)) to all holders of its shares of Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share (determined, in the case of such Rights, by dividing (i) the total amount receivable by Holdings in consideration of the issuance of such Rights, if any, plus the total consideration payable to Holdings upon exercise, conversion or exchange thereof, by (ii) the total number of shares of Common Stock covered by such Rights) which is lower (at the record date for such issuance) than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction having (A) a numerator equal to the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights plus the number of additional shares of Common Stock offered for subscription or purchase or issuable upon exercise, conversion or exchange, and (B) a denominator equal to the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made whenever such Rights are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such Rights.

         (c) Issuance of Common Stock at Lower Values. In the event that Holdings after the date hereof shall sell or issue any shares of Common Stock or Right (excluding (i) any Right issued in any of the transactions described in Section 4.01(a) or (b) above, (ii) any shares of Common Stock issued pursuant to (x) any Rights outstanding on the date of this Agreement, (y) a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the Current Market Value per share of Common Stock on such date and (z) Rights (with respect to not more than an aggregate of 10% of the outstanding shares of Common Stock) issued to employees of Holdings and its subsidiaries and (iii) any Right issued as consideration when any corporation or business is acquired, merged into or becomes part of Holdings or a subsidiary of Holdings in an arm's-length transaction between Holdings and a Person other than an Affiliate of Holdings) at a price per share of Common Stock (determined, in the case of such Right, by dividing (A) the total amount receivable by Holdings in consideration of the sale and issuance of such Right, plus the total consideration payable to Holdings upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such Right) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. For purposes of this Section 4.01(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by Holdings therefor shall be deemed to be the consideration received by Holdings for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. In the event that Holdings shall sell and issue shares of Common Stock or any Right, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by Holdings" for purposes of the first sentence of this Section 4.01(c), the Board of Directors of Holdings shall determine, in good faith, the fair value of said property. In the event that Holdings shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by Holdings" for purposes of the first sentence of this Section 4.01(c), the Board of Directors of Holdings shall determine, in good faith, the fair value of the Right then being sold as part of such unit.

         (d) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In the event that Holdings after the date hereof shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Section 4.01(a) and excluding distributions in connection with the dissolution, liquidation or winding up of Holdings which will be governed by Section 4.01(g)) or securities (excluding those referred to in Section 4.01(a), Section 4.01(b) or Section 4.01(c)), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of Holdings) of the portion of the assets, evidence of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         (e) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by Holdings upon such exercise plus the consideration, if any, actually received by Holdings for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number which exceeds the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

         (f) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon the exercise of such Warrant; provided, however, that any adjustments which are not required to be made by reason of this Section 4.01(f) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.01(f) shall be made to the nearest one-thousandth of a share.

         (g) Consolidation; Merger; Sale of Substantially All Assets. Subject to the provisions of this Section 4.01(g), in case of the consolidation of Holdings with, or merger of Holdings with or into, or of the sale of all or substantially all of the properties and assets of Holdings to, any Person and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of capital stock or other securities or property (including cash) of Holdings, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or properties purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors of Holdings in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants. Notwithstanding the foregoing, (i) if Holdings merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and the consideration payable to the holders of shares of Common Stock in exchange for their shares of Common Stock in such merger, consolidation or sale consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of Holdings, then the Holders of each Warrant shall be entitled to receive distributions on the date of such event on an equal basis with holders of shares of Common Stock (or other securities issuable upon exercise of such Warrant) as if such Warrant had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payments, if any, the rights of a Holder hereunder with respect to such Warrant shall terminate and cease and such Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding up of Holdings, Holdings shall deposit promptly with the Warrant Agent the funds, if any, necessary to make such payments to the Holders of the Warrants. After receipt of such deposit from such Person or Holdings, the Warrant Agent shall make the appropriate payments to the Holder of each Warrant, upon surrender of the Warrant Certificate evidencing such Warrant, by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant.

         (h) Other Adjustments. In addition to the foregoing adjustments, Holdings may make any other adjustment to increase the number of Underlying Securities issuable upon exercise of each Warrant as it may, in good faith, deem desirable to protect the rights and benefits of the Holders. In addition, Holdings may from time to time increase the number of Underlying Securities issuable upon exercise of each Warrant; provided, however, that any such increase must be effective for at least 30 calendar days, and must be preceded by written notice of such increase to the Holders and the Warrant Agent, which notice must be mailed at least 30 calendar days prior to the effective date of such increase. Any such increase shall not alter or adjust the Exercise Price.

        (i) Determination of Current Market Value and Related Deliveries.

            (A) If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, the determination of such Current Market Value, if calculated in accordance with the terms of this Agreement, shall be conclusive and binding on all Persons.

            (B) If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, and such Current Market Value is determined as if such security is not registered under the Exchange Act:

            (x) if the Current Market Value of such security is determined by the Board of Directors of Holdings based upon the most recently completed arm's-length transaction with respect to such security, Holdings shall, as promptly as practicable, deliver to the Warrant Agent a report specifying the amount of such Current Market Value determination and containing a brief description of the arm's-length transaction upon which such determination was based;

            (y) if the Current Market Value of such security is determined as of a date within the six months preceding the date of calculation by an Independent Financial Expert selected by Holdings, Holdings shall, as promptly as practicable, deliver to the Warrant Agent the value report of the Independent Financial Expert, stating the value of such security and briefly describing the nature and scope of the examination upon which the determination was made (the "Value Report"); and

            (z) if the Current Market Value of such security is determined as of the date of calculation by an Independent Financial Expert selected by Holdings, Holdings shall cause the Independent Financial Expert to deliver the Value Report to Holdings, with a copy to the Warrant Agent, within 45 days of the appointment of the Independent Financial Expert.

        The Warrant Agent shall have no duty with respect to any such report or Value Report, except to keep it on file and available for inspection by the Holders.

            (C) The Independent Financial Expert (if any) shall use one or more valuation methods that it determines, in its best professional judgment, to be most appropriate and shall consult with the management of Holdings, and allow the management of Holdings to comment on the proposed value, prior to delivery to Holdings of any Value Report delivered pursuant to paragraph (B) above. The Independent Financial Expert may be compensated and indemnified by Holdings for opinions or services it provides as an Independent Financial Expert.

         Section 4.02. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant is required to be adjusted pursuant to Section 4.01, Holdings shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of Holdings (who may be the regular accountants employed by Holdings) setting forth (a) the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Upon receipt of such certificate, the Warrant Agent shall mail notice of the adjustment described in such certificate to each Holder at the expense of Holdings. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring to inspect such certificate during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other securities or property purchasable upon exercise of any Warrant, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other securities or property which may be purchasable on exercise of any Warrant. The Warrant Agent shall not be responsible for any failure of Holdings to make any cash payment or to issue, transfer or deliver any shares of Common Stock or other securities or property upon the exercise of any Warrant.

         Section 4.03. Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 4.01, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number and kind of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. Holdings may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

         Section 4.04. Notice of Consolidation, Merger or Sale of Substantially All Assets, Etc. In the event that, at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, (a) Holdings shall consolidate with, merge with or into or sell, transfer or otherwise dispose of all or substantially all of its properties, assets or business (except a merger in which Holdings is the surviving corporation and the holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares) or (b) Holdings shall dissolve, liquidate or wind-up its operations, then in any one or more of such cases, Holdings shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of shares of Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         Section 4.05. Fractional Interests. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock purchasable on the exercise of each Warrant is adjusted pursuant to the provisions of Section 4.01, Holdings shall not be required to issue any fraction of a share of Common Stock or to distribute a certificate that evidences a fraction of a share of Common Stock. If Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.05, be issuable on the exercise of any Warrant (or specified portion thereof), in lieu of the issuance of such fractional share, Holdings shall pay the Holder of such Warrant an amount in cash equal to the then Current Market Value per share of Common Stock multiplied by such fraction (computed to the nearest whole cent). The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

         Section 4.06. Concerning All Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if an adjustment is made under any provision of Section 4.01 on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of Section 4.01 on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this Article IV, all determinations and calculations required or permitted under this Article IV shall be made by Holdings or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.


                                    ARTICLE V

         Loss, Theft, Destruction Or Mutilation of Warrant Certificates

         Upon receipt by Holdings and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate, and an indemnity bond in form and amount and with corporate surety satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to Holdings or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, Holdings shall issue and the Warrant Agent shall countersign and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Certificate of the same tenor and representing an equivalent number of Warrants. Upon the issuance of any new Warrant Certificate under this Article V, Holdings may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article V in lieu of any lost, stolen, destroyed or mutilated Warrant Certificate shall constitute an original contractual obligation of Holdings, whether or not the allegedly lost, stolen, destroyed or mutilated Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.


                                   ARTICLE VI

                          Authorization and Reservation
                      of Common Stock; Purchase of Warrants

         Section 6.01. Reservation of Authorized Common Stock. Holdings shall at all times reserve and keep available for issue upon the exercise of Warrants, such number of its authorized but unissued shares of Common Stock or other securities deliverable upon exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. Holdings will cause appropriate evidence of ownership of such Common Stock or other securities to be delivered to the Warrant Agent upon its request for delivery upon the exercise of Warrants, and all such shares of Common Stock will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, interdealer quotation system or market, if any, on which such Common Stock is then listed. Holdings covenants that all Common Stock or other securities that may be issued upon the exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from preemptive rights and all taxes, liens, charges, encumbrances and security interests.

         Section 6.02. Purchase of Warrants by Holdings. Holdings shall have the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate; provided, however, that Holdings shall not purchase any Warrants from any Holder unless the other Holders are given the opportunity to include their Warrants in such sale pro rata based upon the number of Warrants held by each of the Holders. In the event Holdings shall purchase or otherwise acquire Warrants, the related Warrant Certificates shall thereupon be delivered to the Warrant Agent for cancellation; provided, however, that unless and until the Warrant Certificates evidencing such Warrants are surrendered by Holdings to the Warrant Agent for cancellation, such purchase or acquisition shall not operate as a redemption or termination of the right represented by such Warrants.

                                   ARTICLE VII

                     Warrant Holders Not Deemed Stockholders

         Prior to the exercise of any Warrant, nothing contained in this Agreement or any Warrant Certificate shall be construed as conferring on the Holder of any Warrant or Warrant Certificate any rights whatsoever as a stockholder of Holdings, either at law or in equity, including the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of Holdings.


                                  ARTICLE VIII

                                The Warrant Agent

         Section 8.01. Appointment and Acceptance of Agency. Holdings hereby appoints the Warrant Agent to act as agent for Holdings in accordance with the instructions set forth in this Agreement and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same on the terms and conditions herein set forth..

         Section 8.02. Correctness of Statements; Distribution of Warrants. The statements contained herein and in each Warrant Certificate shall be taken as statements of Holdings, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

         Section 8.03. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty thereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed, provided that due care had been exercised in the appointment and continued employment thereof.

         Section 8.04. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Holdings prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of Holdings and delivered to the Warrant Agent; and such certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

         Section 8.05. Compensation; Indemnity. Holdings agrees to pay the Warrant Agent compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, in accordance with the separate letter agreement entered into by Holdings and the Warrant Agent dated the date hereof. Holdings agrees to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement. Holdings also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Warrants and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by Holdings. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 8.06. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless Holdings or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

         Section 8.07. Other Transactions Involving Holdings. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Holdings or become pecuniarily interested in any transactions in which Holdings may be interested, or contract with or lend money to Holdings or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Holdings or for any other legal entity including acting as transfer agent or as a lender to Holdings or an affiliate thereof

         Section 8.08. Actions as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct.

         Section 8.09. Liability of Warrant Agent. The Warrant Agent may conclusively rely upon and shall be protected by Holdings and shall not incur any liability or responsibility to Holdings or to any Holder for or in respect of any action taken, suffered or omitted by it (a) in connection with its administration of this Agreement or (b) in reliance on any Warrant Certificate or certificate for shares of stock or other securities of Holdings, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, direction, statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, executed, sent, presented and, where necessary, verified or acknowledged, by the proper party or parties.

         Section 8.10. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its counter-signature thereof); nor shall it be responsible for any breach by Holdings of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Underlying Securities (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Underlying Securities (or other stock) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of Underlying Securities or other securities or other property issuable upon exercise of any Warrant.

         Section 8.11. Acceptance of Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President or Secretary of Holdings, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or officers or for any delay in acting while waiting for those instructions. Any application by the Warrant Agent for written instructions from Holdings may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of Holdings actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

         Section 8.12. Right to Consult and Rely Upon Counsel. Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for Holdings), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to Holdings or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Section 8.13. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving one month's prior written notice to Holdings. Holdings may remove the Warrant Agent upon not less than 30 days' prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct). Holdings shall cause to be mailed, at the expense of Holdings, to each Holder a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal Holdings shall appoint in writing a successor Warrant Agent. If Holdings shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Pending appointment of a successor to the original Warrant Agent, either by Holdings or by such a court, the duties of the Warrant Agent shall be carried out by Holdings.

         (b) Any successor Warrant Agent, whether appointed by Holdings or by a court, shall be a bank (or subsidiary thereof) or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such successor Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor Warrant Agent, it shall be vested with the same authority, powers, rights, immunities, duties and responsibilities as its predecessor Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, the predecessor Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the predecessor Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of Holdings and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. As soon as practicable after such appointment, Holdings shall give notice thereof to the predecessor Warrant Agent and the Holders. Failure to give any notice provided for in this Section 8.13, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the predecessor Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         Section 8.14. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided, however, that such corporation would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 8.13 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to Holdings and the Holders.

         Section 8.15. Other. (a) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (b) The Warrant Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including any dates or events defined in this Agreement or the designation of any Person as an acquiring Person or Affiliate) under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by Holdings of such fact, event or determination.

         (c) If, with respect to any Warrant Certificate surrendered to the Warrant Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Warrant Agent shall not take any further action with respect to the requested exercise or transfer without first consulting with Holdings.


                                   ARTICLE IX

                                  Miscellaneous

         Section 9.01. Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement, except such as it shall agree in writing with Holdings to pay thereon. Any moneys, securities or other property which at any time shall be deposited by Holdings or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.

         Section 9.02. Payment of Taxes. All Common Stock or other securities issuable upon the exercise of Warrants shall be validly issued, fully paid and non-assessable, and Holdings shall pay any taxes and other governmental charges that may be imposed under the Laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). Holdings shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate evidencing shares of Common Stock or other securities or property issuable upon the exercise of the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and Holdings shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and Holdings's satisfaction that no such tax or charge is due.

         Section 9.03. Merger, Consolidation or Sale of Assets of Holdings. Holdings will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property, assets or business to any Person (other than a merger, consolidation or sale in which the consideration payable to the holders of shares of Common Stock in exchange for their shares consists solely of cash), unless the Person resulting from such merger or consolidation, or transferee of such property, assets or business, as the case may be, executes with the Warrant Agent a supplemental agreement providing for the express assumption by such Person of the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by Holdings.

         Section 9.04. Reports to Holders. Notwithstanding that Holdings may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the Commission and provide the Warrant Agent and the Holders with such annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         Section 9.05. Notices. (a) Any notice, request, demand or report (each, a "Communication") required or permitted to be given or made by this Agreement shall be in writing

         (b) Any Communication authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on Holdings shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed Holdings with the Warrant Agent) as follows:

                    Sterling Chemicals Holdings, Inc.
                    1200 Smith, Suite 1900
                    Houston, Texas 77002
                    Attention:   General Counsel
                    Facsimile No.:  (713) 654-9577
                    E-Mail: delkins@sterlingchemicals.com

         (c) Any Communication authorized by this Agreement to be given or made by Holdings or by any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by facsimile or electronic mail, addressed (until another address is filed by the Warrant Agent with Holdings) as follows:

                    Harris Trust and Savings Bank
                    700 Louisiana Street, Suite 3350
                    Houston, Texas 77002
                    Attention:   Ray G. Rosenbaum
                    Facsimile No.: (713) 223-0674
                    E-Mail: Ray.Rosenbaum@bmo.com

         (d) Any Communication authorized by this Agreement to be given or made by Holdings or the Warrant Agent to any Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by facsimile or electronic mail, addressed to such Holder at the address of such Holder as shown on the registry books of Holdings. Holdings shall deliver a copy of any notice or demand it delivers to any Holder to the Warrant Agent and the Warrant Agent shall deliver a copy of any notice or demand it delivers to any Holder to Holdings.

         Section 9.06. Governing Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 9.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Holdings and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than Holdings, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

         Section 9.08. Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         Section 9.09. Amendments. (a) The Warrant Agent may, without the consent or concurrence of the Holders, enter into one or more supplemental agreements or amendments with Holdings for the purpose of (i) evidencing the rights of the Holders upon consolidation, merger, sale, transfer, reclassification, liquidation or dissolution pursuant to Section 4.01(g), (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interest of the Holders in any material respect or be inconsistent with this Agreement or any supplemental agreement or amendment or (iv) adding further covenants and agreements of Holdings in this Agreement or surrendering any rights or power reserved to or conferred upon Holdings in this Agreement.

         (b) With the consent of the Holders of at least a majority in number of the Warrants at the time outstanding, Holdings and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and Holdings; provided, however, that no such supplemental agreement or amendment shall, without the consent of the Holder of each outstanding Warrant affected thereby, (i) alter the provisions of this Agreement so as to adversely affect in any material respect the terms upon which Warrants are exercisable, (ii) decrease the number of Underlying Securities (other than pursuant to adjustments made in accordance with Article IV hereof) or (iii) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment. Notwithstanding anything to the contrary contained in this Agreement, no supplement agreement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective against the Warrant Agent without the written consent of the Warrant Agent.

         Section 9.10. Common Stock Legend. In the event a Holder exercises any Warrant at a time when the Registration Statement is not effective and available pursuant to an exemption from the registration requirements of the Securities Act, any Common Stock or other securities of Holdings issuable upon exercise of such Warrant shall bear the following legend:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "ACTS") AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS MADE PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. FURTHER, THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE ACTS OR (2) THE HOLDER OF SUCH SECURITIES PROVIDES THE COMPANY WITH (A) AN UNQUALIFIED WRITTEN OPINION OF LEGAL

         COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS OR (B) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS.

         Section 9.11. Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between Holdings, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                                          STERLING CHEMICALS HOLDINGS, INC.



                                          By:
                                             ----------------------------------
                                          Printed Name:
                                                       ------------------------
                                          Title:
                                                -------------------------------

                                          HARRIS TRUST AND SAVINGS BANK,
                                            as Warrant Agent



                                          By:
                                             ----------------------------------
                                             Ray G. Rosenbaum, Vice President

                                    EXHIBIT A

                           Form Of Warrant Certificate


THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF STERLING CHEMICALS HOLDINGS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE, "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        STERLING CHEMICALS HOLDINGS, INC.


No.                                                                   Warrants
     -----------                                            ---------

                        WARRANTS TO PURCHASE COMMON STOCK


         This certifies that , or its registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase, commencing December __, 1998, from STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation ("Holdings"), one share of the common stock, par value $0.01 per share (the "Common Stock"), of Holdings (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) at the purchase price (the "Exercise Price") of $6.00 per share, upon surrender hereof at the office of Harris Trust and Savings Bank or to its successor as the warrant agent under the Warrant Agreement (any such warrant agent being herein call the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (by wire transfer or by certified or official bank or bank cashier's check payable to the order of Holdings, or by the surrender of Warrants having an aggregate Spread equal to the Exercise Price of the Warrants being exercised) of the purchase price for the shares as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement. Notwithstanding anything to the contrary contained herein, Holdings shall have the right to not allow an exercise of any Warrants in the event the Registration Statement is not effective and available at the time such Warrants are exercised, unless prior to the exercise of such Warrants, the Holder thereof furnishes to the Warrant Agent and Holdings such certifications, legal opinions or other information as either of them may reasonably require to confirm that such exercise is being made pursuant to an exemption from the registration requirements of the Securities Act.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December __, 1998 (the "Warrant Agreement") by and between Holdings and Harris Trust and Savings Bank, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the Holder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of Holdings and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

                    Harris Trust and Savings Bank
                    700 Louisiana Street
                    Suite 3350
                    Houston, Texas 77002
                    Attention: Ray G. Rosenbaum

         If Holdings merges or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, or in the event of the dissolution, liquidation or winding-up of Holdings, the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (less the Exercise Price).

         The number of shares of Common Stock purchasable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement. Except as stated in the immediately preceding paragraph, in the event Holdings merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of a share of Common Stock (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidation or sale.

         As to any final fraction of a share which the same Holder of one or more Warrants would otherwise be entitled to purchase upon exercise thereof in the same transaction, Holdings shall pay the cash value thereof determined as provided in the Warrant Agreement.

         All Common Stock or other securities issuable by Holdings upon the exercise of Warrants shall be validly issued, fully-paid and non-assessable, and Holdings shall pay all taxes and other governmental charges that may be imposed under the Laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. Holdings shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case Holdings shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and Holdings' satisfaction that no tax or other charge is due.

         This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, in accordance with the provisions of the Warrant Agreement, on the register of Holdings maintained by the Warrant Agent for such purpose at its office in Houston, Texas, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer form satisfactory to Holdings and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, Holdings will issue and the Warrant Agent will deliver to such Holder a new Warrant Certificate with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, Holdings and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

         This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the office of the Warrant Agent maintained for such purpose in Houston, Texas for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of Holdings, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of Holdings except as provided in the Warrant Agreement.

         This Warrant Certificate shall be void and all rights evidenced hereby shall cease on ______________, unless sooner terminated by the liquidation, dissolution or winding-up of Holdings or as otherwise provided in the Warrant Agreement upon the consolidation or merger of Holdings with, or sale of all or substantially all of the assets and properties of Holdings to, another Person.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:                                     STERLING CHEMICALS HOLDINGS, INC.
      ------------


                                           By:
                                              ---------------------------------
                                           Printed Name:
                                                        -----------------------
                                           Title:
                                                 ------------------------------

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
    as Warrant Agent



By:
   --------------------------------
   Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrants)

To:
   ---------------

         The undersigned hereby irrevocably exercises of the Warrants represented by the within Warrant Certificate for the purchase of (subject to adjustment) share of Common Stock, par value $0.01 per share, of STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation, and herewith makes payment of $______________ (such payment being by wire transfer or by certified or official bank or bank cashier's check payable to the order or at the direction of Sterling Chemicals Holdings, Inc.), or by the surrender of Warrants having an aggregate Spread (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, and hereby surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:
      ------------------                     ----------------------------------
                                             (Signature of Owner)


                                             ----------------------------------
                                             (Street Address)



                                             ----------------------------------
                                             (City)         (State)  (Zip Code)


                                             Signature Guaranteed By(1)


                                             ----------------------------------


----------

(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

Securities and/or check to be issued to:
                                        ---------------------------------------
Please insert social security or identifying number:
                                                    ---------------------------

Name:
     --------------------------------------------------
Street Address:
               ----------------------------------------
City, State and Zip Code:
                         ------------------------------

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):
                       ----------------------------------
Address:
        -------------------------------------------------
No. of Warrants:
                -----------------------------------------

Please insert social security or other identifying number of assignee(s):
____________________ and does hereby irrevocably constitute and appoint
_______________________________ the undersigned's attorney to make such transfer on the books of _____________________ maintained for such purposes, with full power of substitution in the premises.



Dated:
      ------------------                     ----------------------------------
                                             (Signature of Owner)


                                             ----------------------------------
                                             (Street Address)



                                             ----------------------------------
                                             (City)         (State)  (Zip Code)


                                             Signature Guaranteed By(2)


                                             ----------------------------------


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(2)  The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.